UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): August 12, 2010 (August 11, 2010)
MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	000-50056 (Commission file number)	05-0527861 (I.R.S. employer identification number)
4200 Stone Road
Kilgore, TX 75662
(Address of principal executive offices)(Zip code)
Registrant’s telephone number, including area code: (903) 983-6200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 11, 2010, Martin Midstream Partners L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets Corporation in connection with an underwritten public offering (the “Offering”) of 1,000,000 of its common units (“Common Units”) at a price of $29.13 per Common Unit before an underwriting discount of $1.06 per Common Unit. Pursuant to the Underwriting Agreement, the Partnership has granted the underwriter a 30-day option to purchase up to an additional 150,000 Common Units to cover any over-allotments in connection with the Offering. The Common Units to be sold in the Offering have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Partnership’s existing shelf registration statement (File No. 333-148146). The closing of the Offering is expected to occur on August 17, 2010, subject to satisfaction of customary closing conditions. The Partnership will use the anticipated net proceeds of approximately $28.1 million from the Offering, plus up to an additional $4.2 million if the underwriter exercises its over-allotment option in full, to redeem from subsidiaries of Martin Resource Management Corporation, which owns the Partnership’s general partner, an aggregate number of Common Units equal to the number of Common Units issued in the Offering.
     Neither this Current Report on Form 8-K, nor the attached press release, constitutes an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Offering is being made only by means of a prospectus and related prospectus supplement.
     The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. In addition, filed herewith are certain legal opinions issued by Locke Lord Bissell & Liddell LLP in connection with the Offering.
Item 7.01. Regulation FD Disclosure.
     On August 12, the Partnership issued a press release announcing pricing of the Common Units in the Offering. A copy of the press release is furnished as an exhibit to this Current Report on Form 8-K.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and not deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated as of August 11, 2010 by and among the Partnership, Martin Midstream GP LLC, Martin Operating GP LLC, Martin Operating Partnership L.P. and RBC Capital Markets Corporation
5.1	Opinion of Locke Lord Bissell & Liddell LLP as to the legality of the Common Units.
8.1	Opinion of Locke Lord Bissell & Liddell LLP as to certain tax matters.
23.1	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibits 5.1 and 8.1).
99.1	Press Release dated August 12, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.
	By:	Martin Midstream GP LLC, Its General Partner

Date: August 12, 2010	By:	/s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President and Chief Financial Officer

Exhibit No.	Description
1.1	Underwriting Agreement dated as of August 11, 2010 by and among the Partnership, Martin Midstream GP LLC, Martin Operating GP LLC, Martin Operating Partnership L.P. and RBC Capital Markets Corporation
5.1	Opinion of Locke Lord Bissell & Liddell LLP as to the legality of the Common Units.
8.1	Opinion of Locke Lord Bissell & Liddell LLP as to certain tax matters.
23.1	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibits 5.1 and 8.1).
99.1	Press Release dated August 12, 2010.